UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (December 17, 2012)

Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44) (20) 3124 6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.          Material Impairments.

On December 17, 2012, Willis Group Holdings Public Limited Company (the “Company” or “we”) concluded that, under accounting principles generally accepted in the United States (“US GAAP”), a significant non-cash impairment charge is required in the fourth quarter of 2012 to reduce the carrying value of the goodwill associated with the Company’s North American reporting unit. As previously disclosed, the North American reporting unit has been hampered by the weakened economic climate and its impact on our acquisition of HRH.

The Company is finalizing its annual goodwill impairment testing and the current estimate for the after-tax charge is $450 million to $500 million. Upon completion of the annual goodwill impairment testing, the final charge will be recorded and reported in the Company’s Annual Report on Form 10-K for the year ending December 31, 2012. As of September 30, 2012, the carrying amount of goodwill in the North American reporting unit was $1.782 billion.

While the goodwill impairment charge will reduce our reported results under US GAAP, it will be non-cash in nature and will not affect the Company’s liquidity, cash flows from operating activities and debt covenants, nor will it have any impact on future operations.

A description of the Company’s accounting policies and practices related to goodwill and other intangible assets can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and Quarterly Report on Form 10-Q for the period ended September 30, 2012.

Item 8.01.          Other Events.

Change in remuneration policy and related accounting impact

For the past several years, certain cash retention awards under the Company’s annual incentive programs included a feature which required the recipient to repay a proportionate amount of the annual award if the employee voluntarily left the Company before a specified date, which was generally three years following the award. As previously disclosed, the Company made the cash payment to the recipient in the year of grant and recognized the payment in expense ratably over the period it is subject to repayment, beginning in the quarter in which the award is made. The unamortized portion of cash retention awards has been recorded within “other current assets” and “other non-current assets” in the consolidated balance sheets.  For the full year ending December 31, 2012, the Company expects to record retention amortization expense (within “salaries and benefits” in the consolidated statement of operations) amounting to approximately $225 million. The Company has decided to eliminate the repayment requirement from the past annual cash retention awards and, as a result, we will recognize a one-time, non-cash, pre-tax charge of approximately $205 million in the fourth quarter which represents the unamortized balance of past awards.  In addition, the Company is replacing annual cash retention awards with annual cash bonuses which will not include a repayment requirement. Our fourth quarter 2012 financial results will therefore reflect an additional accrual estimated at approximately $250 million for these 2012 cash bonuses to be paid in 2013.

Revised deadlines for shareholder and other proposals for the 2013 Annual General Meeting

The Company is scheduled to hold its 2013 Annual General Meeting of Shareholders (the “Annual General Meeting”) on July 23, 2013.  As a result, certain notice deadlines provided in the Company’s Proxy Statement filed with the SEC on March 13, 2012, under the heading “Shareholder and Other Proposals” have changed on account of SEC rules.

Shareholders who wish to present a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and have it considered for inclusion in the Company’s proxy materials for the Annual General Meeting must submit such proposal in writing to the Secretary of the Company and have it received on or before January 10, 2013. Such proposal must also satisfy of requirements of Rule 14a-8.

If a shareholder intends to submit a proposal outside of Rule 14a-8 (other than the nomination of a person for election to the Board of Directors) for the Annual General Meeting and notice of such proposal is not submitted in writing to the Secretary of the Company and received by the Company by January 10, 2013, the Company’s proxy may confer discretionary authority to vote on such proposal on persons appointed as proxies on behalf of the Company.  The deadline for shareholders to submit nominations for election of directors at the Annual General Meeting passed on November 16, 2012.

Notices of proposals should be addressed in writing to: Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Public Limited Company, One World Financial Center, 200 Liberty Street, New York, NY 10281-1033.

Forward-Looking Statements

Items 2.06 and 8.01 in this Current Report on Form 8-K contains ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, are forward-looking statements. Also, when we use the words such as ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘probably’, or similar expressions, we are making forward-looking statements. There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following:

●	the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our global business operations;

●
the impact of current financial market conditions on our results of operations and financial condition, including as a result of those associated with the current Eurozone sovereign debt crisis, any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;

●	our ability to implement and realize anticipated benefits of the 2011 Operational Review or any revenue generating initiatives;

●	volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control;

●	our ability to continue to manage our significant indebtedness;

●
our ability to compete effectively in our industry, including the impact of our refusal to accept contingent commissions from carriers in the non-Employee Benefit areas of our retail brokerage business;

●	material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane;

●	our ability to retain key employees and clients and attract new business;

●	the timing or ability to carry out share repurchases and redemptions;

●	the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions;

●	any fluctuations in exchange and interest rates that could affect expenses and revenue;

●	the potential costs and difficulties in complying with a wide variety of foreign laws and regulations and any related changes, given the global scope of our operations;

●	rating agency actions that could inhibit our ability to borrow funds or the pricing thereof;

●	a significant decline in the value of investments that fund our pension plans or changes in our pension plan liabilities or funding obligations;

●	our ability to achieve the expected strategic benefits of transactions;

●	our ability to receive dividends or other distributions in needed amounts from our subsidiaries;

●	changes in the tax or accounting treatment of our operations;

●	any potential impact from the US healthcare reform legislation;

●	our involvements in and the results of any regulatory investigations, legal proceedings and other contingencies;

●
underwriting, advisory or reputational risks associated with non-core operations as well as the potential significant impact our non-core operations (including the Willis Capital Markets and Advisory operations) can have on our financial results;

●	our exposure to potential liabilities arising from errors and omissions and other potential claims against us; and

●	the interruption or loss of our information processing systems or failure to maintain secure information systems.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information see the section entitled ‘‘Risk Factors’’ included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and our subsequent filings with the Securities and Exchange Commission. Copies are available online at http://www.sec.gov or www.willis.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Michael Neborak
Michael Neborak
Group Chief Financial Officer